                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            ------------------------

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by registrant [X]

Filed by a party other than registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ] Confidential For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 LECHTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 LECHTERS, INC.
                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-2404
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     The Annual Meeting of Shareholders of Lechters, Inc. (the "Company") will be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, 19th Floor, New York, New York on Tuesday, June 22, 1999, at 9:00 a.m., for the following purposes:

          (1) to elect four directors;

          (2) to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 29, 2000; and

          (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 30, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

                                          By Order of the Board of Directors,

                                          IRA S. ROSENBERG,
                                          Secretary
Harrison, New Jersey
May 21, 1999

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                                 LECHTERS, INC.
                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-2404

                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Lechters, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 22, 1999 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. This Proxy Statement and related form of proxy were first delivered to shareholders on or about May 21, 1999.

     Only shareholders of record at the close of business on April 30, 1999, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Company had outstanding 17,176,286 shares of common stock, no par value (the "Common Stock"), 149,999 shares of Series A Convertible Preferred Stock, $100 par value ("Series A Preferred Stock"), and 50,001 shares of Series B Convertible Preferred Stock, $100 par value ("Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock").(1) The Preferred Stock was issued to Prudential Private Equity Investors III, L.P. ("PPEI") on April 5, 1996.

     On all matters submitted to the shareholders for a vote, holders of the Common Stock are entitled to one vote per share, holders of the Series A Preferred Stock are entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the record date for such vote, and holders of the Series B Preferred Stock have no voting rights. The holders of the Series A Preferred Stock are entitled to vote 2,399,984 shares at the 1999 Annual Meeting of Shareholders. PPEI was the sole holder of all of the outstanding shares of Series A Preferred Stock as of the record date.

     The holders of Series A Preferred Stock, voting separately as a single series to the exclusion of all other series of the Company's capital stock, and with each share of Series A Preferred Stock entitled to one vote, are entitled to elect one Director to serve on the Company's Board of Directors until he is removed from office or his successor is duly elected by the holders of the Series A Preferred Stock. PPEI, as holder of the Series A Preferred Stock, has designated Robert Knox, who has been serving as a Director of the Company since 1986, as the Director to serve on the Company's Board of Directors. His term expires as of the 2000 Annual Meeting of Shareholders.

     Shareholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by executing a later-dated proxy. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending, in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter that is expected to be presented for consideration at the meeting, other than (i) the election of directors and (ii) the proposal to ratify the appointment of the independent auditors of the Company for the current fiscal year. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries

---------------

(1) The Preferred Stock is convertible into a number of shares of Common Stock that is computed by multiplying the number of shares of Preferred Stock by $100 and dividing the result by the conversion price then in effect. The conversion price presently in effect is $6.25.

to forward proxies and proxy material to their principals and the Company will reimburse them for their expenses.

     Directors will be elected by a plurality of the votes cast. Withheld votes will be excluded from the vote and will have no effect. All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld, and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company listed herein.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, based upon total shares outstanding as of the dates listed in the footnotes to the table:

                                                               NUMBER OF SHARES     PERCENT
NAME AND ADDRESS                                              BENEFICIALLY OWNED    OF CLASS
----------------                                              ------------------    --------
Donald Jonas................................................      4,135,948(1)        24.1%
  c/o Lechters, Inc.
  1 Cape May Street
  Harrison, New Jersey 07029
ICM Asset Management, Inc...................................      1,104,950            6.4(2)
  601 W. Main Ave., Suite 600
  Spokane, WA 99201
Franklin Resources, Inc.....................................      1,501,600            8.7(3)
  777 Mariners Island Boulevard
  San Mateo, CA 94404
Dimensional Fund Advisors...................................      1,089,100           6.34(4)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Grace & White, Inc. ........................................        920,100           5.36(5)
  515 Madison Avenue, Suite 1700
  New York, NY 10022

---------------
(1) As of April 16, 1999. Includes 111,384 shares held by Mr. Jonas' wife, as to which shares Mr. Jonas disclaims beneficial ownership.

(2) ICM Asset Management, Inc., a registered investment adviser, has sole voting power with respect to 732,100 shares and sole dispositive power with respect to all the shares. Based on information as of December 31, 1998, contained in a Schedule 13G filed with the Securities and Exchange Commission.

(3) Franklin Resources, Inc. ("FRI") is the parent of Franklin Advisory Services, Inc., and Charles B. Johnson and Rupert H. Johnson, Jr. are principal shareholders of FRI. FRI and the principal shareholders may be deemed to be the beneficial owners of the stock held by persons and entities advised by Franklin Advisory Services, Inc., which has sole voting and dispositive power over the securities. Based on information as of December 31, 1998, contained in a Schedule 13G filed with the Securities and Exchange Commission.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, is deemed to have beneficial ownership of 1,089,100 shares of Lechters stock as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) Grace & White, Inc., a registered investment adviser, has sole voting power with respect to 53,500 shares and sole dispositive power with respect to all the shares. Based on information as of December 31, 1998 contained in a
    Schedule 13G filed with the Securities and Exchange Commission.

     The following table sets forth information regarding the beneficial ownership of Series A Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Series A Preferred Stock, based upon total shares outstanding as of April 16, 1999:

                                                               NUMBER OF SHARES    PERCENT
NAME AND ADDRESS                                              BENEFICIALLY OWNED   OF CLASS
----------------                                              ------------------   --------
Prudential Private
  Equity Investors III, L.P.................................       149,999           100%
  717 Fifth Avenue
  Suite 1100
  New York, New York 10022

     The following table sets forth information regarding the beneficial ownership of Series B Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Series B Preferred Stock, based upon total shares outstanding as of April 16, 1999:

                                                               NUMBER OF SHARES    PERCENT
NAME AND ADDRESS                                              BENEFICIALLY OWNED   OF CLASS
----------------                                              ------------------   --------
Prudential Private
  Equity Investors III, L.P.................................        50,001           100%
  717 Fifth Avenue
  Suite 1100
  New York, New York 10022

     Except as noted in the footnotes in the three tables above, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by such beneficial holders.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with each class holding office for a staggered three-year term. The terms of Messrs. Davis, Fischman, Malkin and Matthews, the Class C Directors, will expire at the Annual Meeting of Shareholders to be held on June 22, 1999; the terms of Ms. Maneker and Messrs. Begun, Knox and Wolff, the Class B Directors, will expire in 2000; and the terms of Messrs. Jonas and Westerfield, the Class A Directors, will expire in 2001.

     At the meeting, Messrs. Davis, Fischman, Malkin and Matthews are to be elected directors to hold office until the annual meeting in 2002 and until each of their successors has been elected and qualified. If any nominee listed in the table below should become unavailable for any reason, which management does not now anticipate, the persons named in the proxy solicited by the Board of Directors reserve the right to substitute another person of their choice in his place. All nominees named in the table below are now directors of the Company.

     The following information is furnished with respect to each nominee for director of the Company and each other member of the Board of Directors whose term of office will continue after the Annual Meeting. All such information has been furnished to the Company by such directors.

                                    NOMINEES

                         CLASS C -- TERMS EXPIRING 2002

                                                                CURRENT POSITIONS
                        NAME AND AGE                             WITH THE COMPANY
                        ------------                          ----------------------
Charles A. Davis (50).......................................         Director
Bernard D. Fischman (84)....................................         Director
Anthony E. Malkin (36)......................................         Director
Norman Matthews (66)........................................         Director

                         DIRECTORS CONTINUING IN OFFICE

                         CLASS B -- TERMS EXPIRING 2000

                                                                CURRENT POSITIONS
                        NAME AND AGE                             WITH THE COMPANY
                        ------------                          ----------------------
Martin S. Begun (66)........................................         Director
Robert Knox (46)............................................         Director
Roberta S. Maneker (61).....................................         Director
John Wolff (46).............................................         Director

                         CLASS A -- TERMS EXPIRING 2001

                                                                CURRENT POSITIONS
                        NAME AND AGE                             WITH THE COMPANY
                        ------------                          ----------------------
Donald Jonas (69)...........................................  Chairman of the Board
                                                               and Chief Executive
                                                                     Officer
Stephen T. Westerfield (56).................................         Director

     Charles A. Davis is the President and Chief Executive Officer of Marsh & McLennan Capital, Inc., a global private equity firm, since April 1998. Prior to that time, he was a limited partner of Goldman, Sachs & Co., an investment banking firm, and was a general partner of Goldman, Sachs & Co. from 1990 to December 1994. He is also a director of Media General, Inc., US Life Corporation, Merchants Bancshares, Inc., Heilig Meyers Company, the Progressive Corp. and Sen-Tech. He has been a director of the Company since 1989.

     Bernard D. Fischman has been Of Counsel to the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which serves as counsel to the Company, since March of 1994. Prior to that time he was a partner in the law firm of Shea & Gould for more than the previous five years. He has been a director of the Company since 1989.

     Anthony E. Malkin has been a director of the Company since December of 1994. He has been President and Chief Operating Officer of W&M Properties, Inc. for more than the last five years.

     Norman Matthews has been a retail consultant to the Company since 1989. He is a director of Progressive Corp., Loehmann's, Inc., Toys 'R' Us and Finlay Jewelry. He previously served as a director of Hills Stores Company and Eye Care Centers of America. He has been a director of the Company since 1989.

     Martin S. Begun is the President of MSB Strategies, Inc., a consulting firm in Public Policy Planning. From 1963 to 1997, he was associated with New York University and was Vice President for External Relations of the New York University Medical Center and Associate Dean of its School of Medicine. He has been a director of the Company since 1986.

     Robert Knox became Senior Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm, in 1996. He was Chairman and Chief Executive Officer of Prudential Equity Investors, Inc. from 1994 to 1996, and was President of that firm from 1984 to 1994. He is also a director of Health Management Associates, Inc. and several private companies. He is a trustee of Boston University. He has been a director of the Company since 1986 and is the designated director of the holder of the Series A Preferred Stock.

     Roberta S. Maneker became a trustee of Oberlin College in 1996 and has been a freelance magazine writer since November 1994. Prior to that time she was Senior Vice President of Marketing and Corporate Communications at Christie's, an auction house, since 1987. She has been a director of the Company since 1992.

     John Wolff has been a partner of CEW Partners, a New York-based investment firm, since 1984. He has been a director of the Company since 1986, and has served as a part-time consultant to the Company from time to time.

     Donald Jonas has been Chairman of the Board and a director of the Company or its former parent since 1979. Mr. Jonas served as President and Chief Executive Officer from January 16, 1996 until February 11, 1999 and as Chief Executive Officer thereafter; Mr. Jonas previously served as Chief Executive Officer of the Company from January 1984 to January 1994. He is also a director of Dress Barn, Inc.

     Stephen T. Westerfield has been a director of the Company since 1997. He is the President and Chief Executive Officer of STW International, an international consulting firm in retail and manufacturing. He is Chairman of the Board and director of TDI, an international distributor of copy ink for computer and other high technology printers since 1997. He serves as a director of Bealls, Inc., a specialty retailer operating in the southern United States.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The table below sets forth the beneficial ownership of the Common Stock as of April 16, 1999 by (i) each director and nominee for director, (ii) each of the executive officers named in the "Summary Compensation Table," and (iii) all directors and executive officers of the Company as a group.

                                                                        AMOUNT AND NATURE
                                                                     OF BENEFICIAL OWNERSHIP
                                                                       OF COMMON STOCK AS       PERCENT
             NAME                            POSITION                   OF APRIL 16, 1999       OF CLASS
             ----                            --------                -----------------------    --------
Donald Jonas...................  Chairman of the Board and Chief            4,135,948(1)          24.1%
                                 Executive Officer
Anthony E. Malkin..............  Director                                           0
Martin S. Begun................  Director                                       6,100(2)          (12)
Robert Knox....................  Director                                      23,488(2)          (12)
Roberta S. Maneker.............  Director                                       3,600(2)          (12)
John Wolff.....................  Director                                      63,600(2)(3)       (12)
Charles A. Davis...............  Director                                       4,000(2)          (12)
Bernard D. Fischman............  Director                                      58,800(4)          (12)
Norman Matthews................  Director                                     142,902(5)          (12)
Stephen T. Westerfield.........  Director                                      34,000(6)          (12)
James A. Shea..................  President                                     54,600(7)          (12)
William R. Sullivan............  Senior Vice President-Real                     4,000(8)          (12)
                                 Estate
Robert Harloe..................  Senior Vice President-Human                   37,831(9)          (12)
                                 Resources
Dennis Hickey..................  Senior Vice President-Stores                  63,222(10)         (12)
John W. Smolak.................  Former Senior Vice President and               2,389             (12)
                                 Chief Financial Officer
All directors and executive                                                 4,685,703(11)         27.3%
  officers of the Company as
  a group (17 persons).........

---------------

 (1) Information concerning Mr. Jonas' ownership of Common Stock is set forth under "Principal Shareholders."

 (2) Includes 3,600 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (3) Includes 60,000 shares of Common Stock held of record by CEW Partners, the general partner of which is Basil Venture Partners of which Mr. Wolff is a partner. Mr. Wolff disclaims beneficial ownership of such shares.

 (4) Includes 600 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (5) Includes 132,902 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (6) Includes 14,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (7) Includes 47,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (8) Includes 4,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

 (9) Includes 37,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

(10) Includes 57,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

(11) Includes 337,702 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days.

(12) The percentage of shares beneficially owned does not exceed one percent of the outstanding shares on April 16, 1999.

     Except as noted in the footnotes above, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

DIRECTOR COMPENSATION AND ATTENDANCE

     Directors who are not officers of, consultants to or attorneys for the Company receive directors' fees of $1,000 per meeting, plus an annual fee of $10,000.

     Pursuant to a consulting agreement between the Company and Norman Matthews, Mr. Matthews received $50,000 in the fiscal year ended January 30, 1999 for services provided to the Company.

     The Board of Directors held three meetings during the fiscal year ended January 30, 1999. During such fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

BOARD COMMITTEES AND MEMBERSHIP

     The Company has an Executive Committee consisting of Charles A. Davis, Donald Jonas, Robert Knox and John Wolff, which is empowered to exercise all powers of the Board of Directors in the management of the affairs of the Company with certain exceptions. The Executive Committee held one meeting during the fiscal year ended January 30, 1999.

     The Company has an Audit Committee, consisting of Martin S. Begun, Robert Knox and John Wolff, which reviews the scope and results of the independent accountants' examination and related fees, the internal audit activity of the Company and other pertinent auditing and internal control matters. The Audit Committee held one meeting during the fiscal year ended January 30, 1999.

     The Company has a Compensation Committee, consisting of Martin S. Begun, Bernard D. Fischman and Roberta S. Maneker. The Compensation Committee has the authority to review all matters relating to the personnel of the Company. The Compensation Committee held no formal meetings during the fiscal year ended January 30, 1999 but acted on written approvals.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following table contains information about the compensation paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer of the Company and each of the four most highly paid executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                         --------------------------------   ------------------------
                                                                              AWARDS       PAYOUTS
                                                                            ----------    ----------
                                                                OTHER       SECURITIES
                                                                ANNUAL      UNDERLYING                  ALL OTHER
          NAME AND              YEAR      SALARY    BONUS    COMPENSATION    OPTIONS         LTIP      COMPENSATION
     PRINCIPAL POSITION         ENDED      ($)       ($)         ($)           (#)        PAYOUTS($)       ($)
     ------------------        -------   --------   ------   ------------   ----------    ----------   ------------
Donald Jonas.................  1/30/99     60,000       --      14,015(1)         --            --       162,383(2)(4)(5)
Chairman of the Board          1/31/98     60,000       --      21,250            --            --       163,159
and Chief Executive Officer     2/1/97     60,000       --      20,623            --            --       153,851
James A. Shea................  1/30/99    318,251       --      10,999(3)         --            --        56,206(2)(4)(8)
President                      1/31/98    308,954   12,500      10,999       100,000            --         2,541
                                2/1/97    298,536   30,000      10,999            --            --        71,346
Robert J. Harloe.............  1/30/99    197,107       --      10,999(3)         --            --         2,035(2)(4)
Senior Vice President-         1/31/98    191,350   12,500      10,999        50,000            --         1,853
Human Resources                 2/1/97    184,712   12,500      10,999            --            --         1,508
Dennis Hickey................  1/30/99    228,262       --      10,999(3)         --            --         2,566(2)(4)
Senior Vice President-         1/31/98    221,594   12,500      10,999        50,000            --         1,371
Stores                          2/1/97    214,120   12,500      10,999            --            --         3,531
William R. Sullivan(6).......  1/30/99    225,961       --       9,166(3)     20,000            --         1,656(2)(4)
Senior Vice President-         1/31/98         --       --          --            --            --            --
Real Estate                     2/1/97         --       --          --            --            --            --
John W. Smolak(7)............  1/30/99    247,646       --       4,583(3)         --            --         1,288(2)(4)
Former Senior Vice President   1/31/98    258,582   12,500      10,999        50,000            --         3,164
and Chief Financial Officer     2/1/97    249,617   12,500      10,999            --            --        39,065

---------------
(1) Represents the cost to the Company of providing Mr. Jonas with transportation services.

(2) Includes insurance premiums paid by the Company with respect to term life insurance and long term disability insurance for each of the named executive officers.

(3) Represents automobile allowances paid by the Company to each of the named executive officers.

(4) Includes matching contributions under the Company's 401(k) plan of $317 for Mr. Jonas, $471 for Mr. Shea, $986 for Mr. Harloe, $910 for Mr. Hickey, $0 for Mr. Sullivan and $784 for Mr. Smolak.

(5) Includes insurance premiums in the amount of $161,552 paid by the Company with respect to split-dollar life insurance policies for the benefit of Mr. Jonas on the lives of Mr. Jonas and his wife. Mr. Jonas' designee is the owner of the policies and the owner has the right to designate the beneficiary thereunder. In the event of the death of Mr. Jonas or his wife, the beneficiary receives the death benefit and in the event of the policy cancellation, the owner receives the cash surrender value. However, both the death benefit and the cash surrender value are subject to the right of the Company to receive a sum equal to the aggregate premium cost incurred by the Company for the maintenance of the policies.

(6) Mr. Sullivan joined the Company on March 2, 1998.

(7) Mr. Smolak left the Company effective May 15, 1998 and was paid his salary through December 31, 1998.

(8) Includes $54,079 in forgiveness of a loan as provided in Mr. Shea's employment agreement.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                            APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                       OPTION TERM
                                        -----------------------------------------------   ---------------------
                                        NUMBER OF    % OF TOTAL
                                        SECURITIES    OPTIONS/
                                        UNDERLYING      SARS
                                         OPTIONS/    GRANTED TO   EXERCISE
                                           SARS      EMPLOYEES    OR BASE
                                         GRANTED     IN FISCAL     PRICE     EXPIRATION
                 NAME                      (#)          YEAR       ($/SH)       DATE        5%($)      10%($)
                 ----                   ----------   ----------   --------   ----------   ---------   ---------
Donald Jonas..........................        --          --          --            --          --          --
James A. Shea.........................        --          --          --            --          --          --
Robert J. Harloe......................        --          --          --            --          --          --
Dennis Hickey.........................        --          --          --            --          --          --
William R. Sullivan...................    20,000        20.7        4.75      03/03/03          --      41,172
John W. Smolak........................        --          --          --            --          --          --

     Options granted under the Company's 1989 Incentive Stock Option Plan are granted at market value on the date of grant and are exercisable at a rate of 20% per year over a five-year period commencing with the date of grant.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                SHARES                            YEAR-END(#)               FISCAL YEAR-END($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Donald Jonas................        --            --            --              --           --             --
James A. Shea...............        --            --        47,000         108,000           --             --
Robert J. Harloe............        --            --        37,000          68,000           --             --
Dennis Hickey...............        --            --        57,000          68,000           --             --
William R. Sullivan.........        --            --            --          20,000           --             --
John W. Smolak..............        --            --            --              --           --             --

BOARD REPORT ON EXECUTIVE COMPENSATION

     The principal objectives of the Company's compensation program are to attract and retain qualified executives and to provide incentives for such executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

     During the fiscal year ended January 30, 1999, the Company's executive compensation program was administered by the Board of Directors. The executive compensation program consists principally of base salaries and long-term incentives.

     The following describes components of the Company's executive compensation program and the related factors considered by the Board in determining compensation:

     Base Salaries. Base salaries are determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other retailers. No formal weighting is given to these factors and determination of the increase is entirely within the discretion of each member of the Board. Base salaries for the named executive officers were increased by an average of 3% in 1998. Compensation payable to certain employees is deferred (as described below), lowering the base salaries currently payable to such employees.

     Bonuses. No bonuses were paid in 1998 to any of the named executive officers.

     Other Compensation. In order to lower the base salaries currently payable to certain employees, thereby conserving the Company's working capital, the Company entered into deferred compensation agreements with certain employees whereby compensation is deferred until termination of employment with the Company. The deferred compensation agreements provide, in part, that if the employee has attained the age of 56 or older on the date of his termination of employment, the Company will pay to the employee certain compensation for a period of 10 years. The annual amount payable by the Company increases 10% for each year of service after age 56 with the maximum amount payable if the employee retires at age 65 or older. Certain of the deferred compensation agreements require that the individual provide advisory services to the Company and to refrain from substantial competition with the Company during this 10 year period after retirement. The Company believes that deferred compensation agreements such as these encourage employees of the Company to remain employed by or associated with the Company. The Company maintains life insurance coverage for each eligible executive so that upon the death of such executive the Company will recover from the insurance proceeds a portion of the aggregate benefits payable under each agreement.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation program consists principally of stock options which generally vest over a number of years. Options were granted during 1998 to Mr. Sullivan who joined the Company in March. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's shareholders, these equity awards are intended to be directly related to the creation of value for shareholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company.

     Benefits. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by other similar companies.

     Chief Executive Officer. The relatively low compensation paid to Donald Jonas, the Chief Executive Officer of the Company, during the fiscal year ended January 30, 1999, in comparison to compensation paid to chief executive officers of other comparable retailers, results from such officer's request that he not receive higher compensation. Mr. Jonas and the Board of Directors believe that, since Mr. Jonas is the largest single shareholder of the Company, his interests and those of the other shareholders are aligned, and therefore Mr. Jonas has sufficient incentive to want to maximize shareholder value. In addition, Mr. Jonas is a party to a consulting agreement with the Company which provides that, upon retirement at age 65 or older, Mr. Jonas will, for a period of 10 years, be annually paid $100,000 and be provided with (or be paid the cash equivalent of) certain services including a secretary, office, driver and car, in return for his providing certain advisory services to the Company and refraining from direct or indirect employment in substantial competition with the Company. During the fiscal year ended January 30, 1999, no payment was made under such consulting agreement. The Company maintains life insurance coverage for Mr. Jonas to fund a portion of the aggregate benefits payable under such consulting agreement. Pursuant to a June 15, 1995 amendment to the consulting agreement, Mr. Jonas may participate in the Company's group life, medical and dental insurance plans, and will receive a car allowance, a driver and secretarial services. In addition, the Company will maintain split-benefit life insurance policies for the lives of Mr. Jonas and his wife.

SUBMITTED BY THE BOARD OF DIRECTORS:

Donald Jonas                   Roberta S. Maneker
Anthony E. Malkin              John Wolff
Martin S. Begun                Charles A. Davis
Norman Matthews                Bernard D. Fischman
Robert Knox                    Stephen T. Westerfield

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's executive compensation program was administered by the Board of Directors during the fiscal year ended January 30, 1999. All members of the Board participated in deliberations concerning executive officer compensation, including Mr. Jonas.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company's consulting agreement with Mr. Jonas is discussed under "Board Report on Executive Compensation."

                              CERTAIN TRANSACTIONS

     A subsidiary of the Company operates two stores in buildings in which Mr. Jonas has an interest. A subsidiary of the Company operates four stores in buildings which are managed by a company with whom Mr. Malkin is affiliated and in which Mr. Malkin's father has an interest. The Company believes that the terms of these leases are comparable to other similar leases to which the Company is a party. Mr. Fischman is Of Counsel to the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which serves as counsel to the Company.

PERFORMANCE GRAPH

     The following graph illustrates, for the period from January 29, 1994 through January 30, 1999, the cumulative total shareholder return (including reinvestment of dividends) of $100 invested in (i) the Common Stock, (ii) the Total Return Index for the NASDAQ Stock Market (U.S. companies) and (iii) the Total Return Industry Index for NASDAQ Retail Trade Stocks.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED JANUARY 30, 1999
                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------------------
                                           1994               1995               1996               1997               1998
---------------------------------------------------------------------------------------------------------------------------------
 Lechters, Inc.                              100.0000           116.5254            36.4407            26.6949            34.3220
---------------------------------------------------------------------------------------------------------------------------------
 The NASDAQ Stock Market (US)                100.0000            95.4141           134.8433           176.7347           208.5817
---------------------------------------------------------------------------------------------------------------------------------
 NASDAQ Retail Trade Stocks                  100.0000            88.2019            99.6604           122.5846           143.0339
---------------------------------------------------------------------------------------------------------------------------------

                                          1999
---------------------------------------------------------------------
 Lechters, Inc.                              17.7966
--------------------------------------------------------------------------------------
 The NASDAQ Stock Market (US)               326.2741
-------------------------------------------------------------------------------------------------------
 NASDAQ Retail Trade Stocks                 174.7556
------------------------------------------------------------------------------------------------------------------------

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Deloitte & Touche LLP, independent auditors, has audited the books and records of the Company since 1975 and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board of Directors recommends that the shareholders ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP to audit the books and accounts of the Company for the current fiscal year.

     Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting of Shareholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by an overriding advance notice provision in the Company's Bylaws. The Company's Bylaws do not contain such an advance notice provision. For the Company's 2000 Annual Meeting of Shareholders, shareholders must submit such written notice to the Secretary of the Company on or before April 6, 2000.

     Shareholders of the Company wishing to include proposals in the proxy material for the 2000 Annual Meeting of Shareholders must submit the same in writing so as to be received by the Secretary of the Company on or before January 24, 2000. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

     THE COMPANY WILL PROVIDE ANY SHAREHOLDER OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 30, 1999, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ITS SECRETARY AT 1 CAPE MAY STREET, HARRISON, NEW JERSEY 07029, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 30, 1999.

                                          By Order of the Board of Directors,

                                          IRA S. ROSENBERG,
                                          Secretary

May 21, 1999

PROXY                                                                      PROXY

                                 LECHTERS, INC.
                                1 CAPE MAY STREET
                         HARRISON, NEW JERSEY 07029-2404

                ANNUAL MEETING OF SHAREHOLDERS -- JUNE 22, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Donald Jonas and Ira S. Rosenberg and either of them proxies of the undersigned with full power of substitution, to vote all the shares of Common Stock, without par value, and the Series A Preferred Stock, $100 par value, of Lechters, Inc. (the "Company") held of record by the undersigned on April 30, 1999, at the Annual Meeting of Shareholders to be held June 22, 1999, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS (1) and (2) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     PLEASE DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                  (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                            X FOLD AND DETACH HERE X

                                 LECHTERS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

THE DIRECTORS RECOMMEND A VOTE "FOR" ON ALL MATTERS

1.       ELECTION OF DIRECTORS:            For      Withheld     For All
         Nominees: Charles A. Davis,       All        All         Except
         Bernard D. Fischman, Anthony E.   [ ]        [ ]           [ ]
         Malkin and Norman Matthews

---------------------------------------------
(Except nominee(s) written above)



2.       Ratification of selection of       For     Against       Abstain
         Deloitte & Touche LLP as           [ ]       [ ]          [ ]
         Independent Public Accountants
         of the Company for the fiscal
         year ending January 29, 2000.


In their discretion, the proxies are
authorized to vote upon such other
matters as may come before the meeting
or any adjournment thereof.

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue hereof.

------------------------------------------------
                Signature
------------------------------------------------
         Signature (if held jointly)
Dated:                                    , 1999
     -------------------------------------


--------------------------------------------------------------------------------
                            X FOLD AND DETACH HERE X